Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

SALE AND SERVICING AGREEMENT

Amendment No. 1, dated as of June 30, 2006 (the “Amendment”), to the Sale and Servicing Agreement (the “Agreement”) dated as of April 1, 2006, by and among NovaStar Certificates Financing Corporation, as depositor (the “Depositor”), NovaStar Mortgage, Inc., as sponsor and servicer (the “Sponsor” or “Servicer”), NovaStar Mortgage Funding Trust, Series 2006-1, as issuing entity (the “Issuing Entity”), U.S. Bank, National Association, as custodian (the “Custodian”), JPMorgan Chase Bank, National Association, as indenture trustee (the “Indenture Trustee”) and J.P. Morgan Trust Company, National Association, as co-trustee (the “Co-Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement and Appendix I thereto.

WHEREAS the parties hereto have entered into the Agreement;

WHEREAS the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 11.03 of the Agreement; and

WHEREAS the Indenture Trustee shall not consent to this Amendment to the Agreement unless it shall have first received an Opinion of Counsel, to the effect that (a) this Amendment (i) will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes, and (ii) shall not adversely affect in any material respect the interests of any Noteholder or the Hedge Counterparties, and (b) any applicable requirements and conditions set forth in the Agreement with respect to the adoption of amendments thereto have been complied with.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 11.03 of the Agreement and restate certain provisions thereof as follows:

1. The Amendment.

(a) Section 4.01 is hereby amended to include the following language:

(ciii) With respect to any second lien Group I Mortgage Loan, such lien is on a one-to four-family residence that is the principal residence of the borrower;

(civ) No second lien Group I Mortgage Loan has an original principal balance that exceeds one-half of the one-unit limitation for first lien mortgage loans, or $208,500 (in Alaska, Guam, Hawaii or Virgin Islands: $312,750), without regard to the number of units; and

(cv) With respect to the Group I Mortgage Loans, the original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same mortgaged property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type (as set out in herein at Section 4.01(lxxix)).

2. Condition to effectiveness. As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 11.03 of the Agreement has been received by the Parties hereto.

3. Effect of Amendment. This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith on the Distribution Date on the date on which the Indenture Trustee receives an executed copy of this Amendment. This Amendment, once effective, shall be effective as of the date first set forth above. The respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Custodian, the Co-Trustee and the Indenture Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

4. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

5. Counterparts. This Amendment may be executed by the Parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such Party shall have been received.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

7. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment or any other related documents.

IN WITNESS WHEREOF, the Depositor, Sponsor, the Servicer, the Issuing Entity, the Indenture Trustee, the Co-Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

NOVASTAR CERTIFICATES FINANCING CORPORATION, as Depositor

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE, INC., as Sponsor and as Servicer

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE FUNDING TRUST, SERIES 2006-1, as Issuing Entity

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Ian P. Monigle
Name:	Ian P. Monigle
Title:	Administrative Account Manager, Authorized Signer

U.S. BANK, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Ronald L. Fisher
Name:	Ronald L. Fisher
Title:	Vice President

[Signature Page for Amendment No. 1 to the Sale and Servicing Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

		By:	/s/ Andrew M. Cooper
		Name:	Andrew M. Cooper
		Title:	Assistant Vice President

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Co-Trustee

		By:	/s/ Mark W. McDermott
		Name:	Mark W. McDermott
		Title:	Vice President

NOVASTAR FINANCIAL, INC., solely with respect to Section 4.01

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

[Signature Page for Amendment No. 1 to the Sale and Servicing Agreement]

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